                                                             Exhibit 1.1

                        NORWEST AUTO TRUST 1996-A

                   5.465% CLASS A-1 ASSET BACKED NOTES
                   5.800% CLASS A-2 ASSET BACKED NOTES
                   5.900% CLASS A-3 ASSET BACKED NOTES
                   6.100% CLASS A-4 ASSET BACKED NOTES
                    6.300% ASSET BACKED CERTIFICATES

                  NORWEST AUTO RECEIVABLES CORPORATION
                                (Seller)

              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                               (Servicer)


                         UNDERWRITING AGREEMENT

                                                      New York, New York
                                                        November 5, 1996

Lehman Brothers Inc.,
  As Representative (the "Representative") of the Several Underwriters listed on Schedule I hereto

Ladies and Gentlemen:

      Norwest Auto Receivables Corporation, a Delaware corporation (the "Seller") and a wholly-owned limited-purpose subsidiary of Norwest Corporation, a Delaware corporation, proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters") $350,000,000.00 aggregate principal amount of 5.465% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $340,000,000.00 aggregate principal amount of 5.800% Class A-2 Asset Backed Notes (the "Class A-2 Notes,"), $220,000,000.00 aggregate principal amount of 5.900% Class A-3 Asset Backed Notes (the "Class A-3 Notes"), $120,140,000.00 aggregate principal amount of 6.100% Class A-4 Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the "Notes") and $34,259,000.00 aggregate principal amount of certificates designated 6.300% Asset Backed Certificates, (the "Certificates" and, together with the Notes, the "Securities") issued by the Norwest Auto Trust 1996-A (the "Trust"). Each Note will be secured by the Contracts (as hereinafter defined) and certain other property of the Trust and each Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, a pool of motor vehicle installment sales contracts secured by new and used automobiles and light-duty trucks (the "Contracts") and certain monies received thereunder after October 25, 1996 (the "Cutoff Date"), such Contracts to be sold to the Trust by the Seller and to be serviced for the Trust by Norwest Bank Minnesota, N.A., a national banking association (the "Servicer").

      Each Affiliate (as hereinafter defined) will convey to the Seller the Contracts owned by it pursuant to a Purchase Agreement (each, a "Purchase Agreement") to be dated as of the Closing Date (as hereinafter defined) between such Affiliate and the Seller. The Contracts will be conveyed by the Seller to the Trust pursuant to a Sale and Servicing Agreement to be dated as of the Closing Date (the "Sale and Servicing Agreement"), among the Seller, the Servicer and Wilmington Trust Company, as trustee (the "Owner Trustee"). The Notes will be issued pursuant to an Indenture to be dated as of the Closing Date (the "Indenture"), between the Trust and Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"). Wilmington Trust Company will agree to perform certain administrative tasks pursuant to an Administration Agreement to be dated as of the Closing Date (the "Administration Agreement"). The Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to a Trust Agreement to be dated as of the Closing Date (the "Trust Agreement"), between the Seller and the Trustee. Capitalized terms used herein without definition shall have the meanings set forth in the Sale and Servicing Agreement. References herein to "you" are to the Representative. Norwest Corporation ("Norwest") has agreed to become a party to this Agreement solely for purposes of Sections 1(d), 1(g), 1(h), 1(j), 7 and 10 hereunder.

      Section 1. Representations and Warranties of the Seller. Each of Norwest (with respect to Norwest only, and as to paragraphs (d), (g), (h) and (j) only) and the Seller represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1. Certain terms used in this Section 1 are defined in paragraph (a) hereof.

           (a) A registration statement on Form S-3 (No. 333-7961), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Securities and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective. The Seller, as registrant, will file with the Commission a final prospectus (including the base prospectus and any prospectus supplement) in accordance with Rule 424(b). As filed, such final prospectus, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Seller has advised you, prior to the Execution Time, will be included or made therein. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of Seller, threatened by the Commission.

           As used herein, the term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus (including the base prospectus and any prospectus supplement) included in the Registration Statement at or prior to the time the Registration Statement became effective or was used prior to the Execution Time. Prospectus" shall mean the prospectus (including the base prospectus (the "Base Prospectus") and any prospectus supplement (the "Prospectus Supplement")) relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph, including incorporated documents, exhibits and financial statements, in the form in which it has become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended (but only from and after the effectiveness of such amendment). "Rule 424" means Rule 424 of the Act. "Affiliate" means each Person (other than the Seller) that is a party to a Purchase Agreement. "Basic Documents" shall mean each Purchase Agreement, the Affiliate Security Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Trust Agreement, this Agreement, the Securities, and the Depository Agreements. "Participating Entity" means each of Norwest, the Seller, the Servicer and each Affiliate.

           (b) On the Effective Date, the Registration Statement did and, when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Seller does not make any representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by you specifically for use in connection with preparation of the Registration Statement or the Prospectus (or any supplement thereto).

      The Seller hereby agrees with the Representative and the Underwriters that, for all purposes of this Agreement, the only information furnished to the Seller by the Underwriters through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, and any preliminary prospectus (the "Underwriter Information") are the first sentence of the paragraph immediately below the pricing table with respect to the terms of the offering on the cover page of the Prospectus Supplement, the capitalized paragraph with respect to stabilizing transactions in secondary markets in the Securities on page S-2 of the Prospectus Supplement, and the statements in the paragraph below the table under the caption "Underwriting" in the Prospectus Supplement.

           (c) The Computer Tape created as of October 25, 1996 (the "Tape"), and made available to you by the Servicer was complete and accurate in all material respects as of the date thereof and includes a description of the Contracts that are described in the List of Contracts.

           (d) Each of the Seller and Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Servicer is an association duly organized, validly existing and in good standing as a licensed national banking association under the laws of the United States, and each of the Seller, Norwest and the Servicer has all requisite power and authority to own its properties and conduct its business as presently conducted and to execute, deliver and perform the Basic Documents to which it is a party, to authorize the issuance of the Securities as contemplated by the Basic Documents and to consummate the transactions contemplated by this Agreement.

           (e) The Certificates when executed and authenticated by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, will be duly issued and will entitle the holder thereof to the benefits afforded by the Trust Agreement and the Certificates will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

           (f) No Participating Entity is in violation of its certificate of incorporation, articles of association or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property may be bound, which violation or default would have a material adverse effect on the transaction contemplated herein or in the Basic Documents; neither the sale of the Securities to you, nor the execution and delivery by any Participating Entity of the Basic Documents nor the consummation by any Participating Entity of the transactions herein or therein contemplated, nor the compliance by any Participating Entity with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation, articles of association or by-laws of any Participating Entity or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on any Participating Entity or its properties, or any of the provisions of any indenture, mortgage, contract or other instrument to which any Participating Entity is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument except any lien created by any of the Basic Documents.

           (g) This Agreement has been duly authorized, executed and delivered by Norwest and the Seller.

           (h) Each of the Basic Documents to which any Participating Entity is a party has been duly authorized by such Participating Entity and, when executed and delivered by such Participating Entity, will constitute a legal, valid and binding instrument enforceable against such Participating Entity in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Basic Documents will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

           (i) Each Affiliate's assignment and delivery to the Seller of the Contracts of such Affiliate and security interests in the Financed Vehicles securing such Contracts and the proceeds thereof will vest in the Seller, and the Seller's assignment and delivery of the Trust Estate to the Owner Trustee as of the Closing Date will vest in the Owner Trustee, all of such Affiliate's or the Seller's, as the case may be, right, title and interest therein, in each case, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

           (j) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Seller, threatened before any court, administrative agency, or other tribunal with respect to any Participating Entity (i) that is required to be disclosed in the Registration Statement or the Prospectus, (ii) asserting the invalidity of any of the Basic Documents, (iii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by any of the Basic Documents, (iv) that might materially and adversely affect the performance by any Participating Entity of its obligations under, or the validity or enforceability of, any of the Basic Documents, (v) seeking to affect adversely the Federal or state income, excise, franchise or similar tax attributes of the Securities described in the Prospectus, or (vi) that, in the reasonable judgment of the Seller, which would have a material adverse effect on the transaction contemplated herein or in the Basic Documents.

           (k) No authorization, approval, consent or other order or action of, or filing or registration with any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws.

           (l) Seller has delivered to you complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Servicer for the year ended December 31, 1995, copies of the audited consolidated balance sheets of Norwest which are included in Norwest's 1996 Annual Report to Stockholders and Form 10-K and the unaudited consolidated balance sheet of Norwest as at June 30, 1996 and the related consolidated statements of income, cash flows and stockholders' equity for the six month period then ended. Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of Norwest or the Servicer since December 31, 1995 which would impair the ability of Norwest or the Servicer to perform its obligations under the Sale and Servicing Agreement.

           (m) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of the Basic Documents shall have been paid or will be paid by the Seller at or prior to the Closing Date to the extent then due.

           (n) The representations and warranties of each Participating Entity contained in the Basic Documents are true and correct in all material respects.

           (o) KPMG Peat Marwick LLP are independent public accountants with respect to the Seller within the meaning of the Act and the Rules and Regulations.

           (p) Each Participating Entity has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or obtain such license or approval would render any Contract unenforceable by the Owner Trustee or the Indenture Trustee, as applicable, on behalf of any Securityholder.

      Section 2. Purchase and Sale. (a)Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase, the Initial Principal Amount (the "Initial Principal Amount") of the Class A-1 Notes, Class A-2 Notes and Certificates set forth opposite such Underwriter's name in Schedule I hereto. The purchase price (the "Purchase Price") for the (i) Class A-1 Notes shall be equal to 99.87500% of the aggregate Initial Principal Amount represented by the Class A-1 Notes, (ii) Class A-2 Notes shall be equal to 99.7784% of the aggregate Initial Principal Amount represented by the Class A-2 Notes, (iii) Class A-3 Notes shall be equal to 99.6631% of the aggregate Initial Principal Amount represented by the Class A-3 Notes, (iv) Class A-4 Notes shall be equal to 99.6986% of the aggregate Initial Principal Amount represented by the Class A-4 Notes and (v) Certificates shall be equal to 99.4862% of the aggregate Initial Principal Amount represented by the Certificates.

      (b) Payment for the Securities shall be made to the Seller or to its order by wire transfer of same day funds at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M. Chicago, Illinois time on November 13, 1996 or at such other place or time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Seller may agree upon in writing (the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks generally are permitted or required to be closed in New York, New York or Minneapolis, Minnesota. Payment of the Purchase Price shall be made against delivery to the Representative of the Securities which will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interest of beneficial owners of the Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive securities will be available only under the limited circumstances set forth in the Indenture and the Trust Agreement.

      Section 3. Covenants of the Seller. The Seller covenants and agrees with you that:

           (a) The Seller will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld, the Seller will also advise you promptly of the effectiveness of or request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus and of the institution or threatening by the Commission of any stop order proceedings in respect of the Registration Statement and of the receipt by the Seller of notification with respect to the suspension of the qualification of the Notes or Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

           (b) If, at any time when a prospectus relating to any of the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Seller promptly will notify the Representative and prepare and file, or cause to be prepared and filed, with the Commission and furnish to the Representative and any dealers identified by the Representative, an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance.

           (c) As soon as practicable, but not later than fourteen months after the end of Seller's current fiscal quarter, the Seller will cause the Owner Trustee to make generally available to Securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the rules and regulations thereunder.

           (d) The Seller will furnish you copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may reasonably request. The Seller will furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Act.

           (e) The Seller will arrange for the qualification of the Securities for offering and sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Seller shall not be required to qualify to do business in any jurisdiction where it is not so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

           (f) So long as any of the Securities are outstanding, the Seller will, or will cause the Servicer to, promptly furnish to you, copies of (i) all documents required to be distributed to Securityholders, Security Owners or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder issued to the Seller or the Servicer, (ii) copies of each Servicer's Report and the annual statements of compliance delivered to the Owner Trustee or Indenture Trustee pursuant to Article IV of the Sale and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to Owner Trustee or Indenture Trustee pursuant to Article IV of the Sale and Servicing Agreement, by first-class mail at the same time such statements and reports are furnished to the Owner Trustee or Indenture Trustee,
      (iii) copies of each amendment to any of the Basic Documents, (iv) copies of all other reports and communications to any Securityholders or Security Owners, or to or from the Owner Trustee or Indenture Trustee, the Clearing Agency, any Rating Agency or the Commission relating to the Trust or the Securities, (v) copies of each Opinion of Counsel and Officer's Certificate delivered pursuant to the Sale and Servicing Agreement, as soon as available, and (vi) from time to time, such other information concerning the Trust or the Seller as the Representative may reasonably request.

           (g) On or before the Closing Date, the Seller shall cause the computer records relating to the Contracts to be marked to show the Owner Trustee's absolute ownership of the Contracts, and shall not permit any Participating Entity to take any action inconsistent with the Owner Trustee's ownership of such Contracts, other than as permitted by the Basic Documents.

           (h) If required, the Seller will prepare, and file or transmit the Prospectus for filing with the Commission in accordance with Rule 424(b) of the Act.

           (i) If required by law, the Seller will register the Securities pursuant to the Exchange Act, prior to April 29, 1997.

           (j) To the extent, if any, that the rating provided with respect to the Securities by the Rating Agency or Agencies that initially rate the Securities is conditional upon the furnishing of documents or the taking of any other actions by any Participating Entity, the Seller shall furnish or cause such other Participating Entity to furnish such documents and take any such other actions.

      Section 4. Payment of Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and delivery under the Act of the Registration Statement as originally filed and of each amendment thereto, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (ii) the issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of all counsel and accountants (other than that portion of the fees and disbursements of Mayer, Brown & Platt which were incurred solely in their role as Underwriters' counsel, which portion will be paid by the Underwriters), (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky survey, (v) the printing and delivery to you of copies of the Basic Documents and the blue sky survey (including exhibits, amendments and supplements thereto), (vi) any fees charged by Rating Agencies for the rating of the Securities, (vii) the fees, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.,
(viii) any fees and expenses payable to the Clearing Agency, and (ix) any fees and expenses of the Owner Trustee, the Indenture Trustee and their respective counsel.

      Section 5. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

           (a) On or prior to the Closing Date, you shall have received a letter, dated as of the Closing Date, of KPMG Peat Marwick LLP, Certified Public Accountants, substantially in the form of the draft to which you have previously agreed and otherwise in form and substance satisfactory, addressed to you and your counsel.

           (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 1 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

           (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in or affecting particularly the business or properties of any Participating Entity which, in your reasonable judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the debt securities (if any) of any Participating Entity by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) which, in your reasonable judgment, materially impairs the investment quality of the Securities; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Norwest on any exchange;
      (iv) any banking moratorium declared by Federal, Minnesota or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effects of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

           (d) The Seller shall have delivered to you a certificate, dated the Closing Date, signed by its President or Treasurer or other officer acceptable to the Representative to the effect that the signer of such certificate has carefully examined each Basic Document, the Prospectus (and any supplement thereto) and the Registration Statement and that:

                 (i) the representations and warranties of each Participating Entity in the Basic Documents are true and correct at and as of the Closing Date as if made on and as of the Closing Date (except to the extent they expressly relate to an earlier date);

                 (ii) each Participating Entity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

                 (iii)no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened; and

                 (iv) since the date of the most recent financial statements of Norwest delivered to you pursuant to Section 1(l) hereof, there has been no material adverse change in the condition (financial or otherwise) of any Participating Entity whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus, which would impair the ability of such Participating Entity to perform its obligations under the Sale and Servicing Agreement and there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the portfolio of Motor Vehicle Loans of any Participating Entity or the business or properties of the Trust or any Participating Entity.

           (e) You shall have received from Stanley S. Stroup, General Counsel of Norwest, the sole stockholder of the Seller, an opinion dated the Closing Date to the effect that:

                 (i) Each Affiliate has been duly organized as an association licensed as a national banking association and is validly existing and in good standing under the laws of the United States, and the Seller and Norwest have been duly organized and are validly existing as corporations in good standing under the laws of Delaware and each Participating Entity is duly qualified to do business and is in good standing under the laws of each jurisdiction where the failure to so qualify would have a material adverse impact on the conduct of its business, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or obtain such license or approval would render any Contract unenforceable by the Owner Trustee or the Indenture Trustee, as applicable, on behalf of any Securityholder, and has full power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under the Basic Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and now has the power, authority and legal right to acquire, own, sell and service the Contracts;

                 (ii) each Basic Document has been duly authorized, executed and delivered by each Participating Entity that is a party thereto;

                 (iii)neither the transfer of the Contracts by any Participating Entity to the Seller or by the Seller to the Trust, nor the assignment of the security interest of any Participating Entity or the Seller in the Financed Vehicles, nor the issuance or sale of the Securities nor the execution nor the delivery of any Basic Document to which any Participating Entity or the Seller is a party, nor the issuance or delivery of the Securities, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Securities, or any Basic Document to which any Participating Entity or the Seller is a party, will conflict with or violate, result in a material breach of or constitute a default under (i) any term or provision of the charter or by-laws of any Participating Entity or the Seller or any statute or regulation currently applicable to any Participating Entity, the Seller or the Trust, (ii) any term or provision of any order known to such counsel to be currently applicable to any Participating Entity, the Seller or the Trust of any court, regulatory body, administrative agency or governmental body having jurisdiction over any Participating Entity, the Seller or the Trust, as the case may be, or (iii) any term or provision of any indenture or other agreement or instrument known to such counsel to which any Participating Entity, the Seller or the Trust is a party or by which any of them or any of their properties are bound;

                 (iv) assuming (i) that the standard procedures of each Affiliate with respect to the perfection of a security interest in new or used automobiles or light duty trucks financed directly or indirectly by such Affiliate pursuant to Motor Vehicle Loans in the ordinary course of business of such Affiliate have been followed with respect to the perfection of security interests in the Financed Vehicles, and (ii) the genuineness of all signatures and the authority and legal capacity of all signatories on documents delivered in connection therewith, such Affiliate has acquired or will acquire a perfected security interest in the Financed Vehicles;

                 (v) except, as otherwise disclosed in the Prospectus or Registration Statement, there is no pending or, to the best of such counsel's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to any Basic Document or any of the transactions contemplated therein or with respect to any Affiliate, the Seller or the Trust which, in the case of any such action, suit or proceeding with respect to any Affiliate, the Seller or the Trust, if adversely determined, would have a material adverse effect on the Securityholders or the Trust or upon the ability of any Affiliate or the Seller to perform its obligations under the Basic Documents to which it is a party, and the statements included in the Registration Statement, Preliminary Prospectus and Prospectus describing legal proceedings, contracts and other documents relating to any Affiliate or the Seller, the Contracts, the business of any Affiliate, the Seller or the Trust fairly summarize the matters therein described;

                 (vi) the Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                 (vii)assuming the due authorization, execution and delivery of each Basic Document (other than this Agreement) by each party thereto other than the Participating Entities, each Basic Document (other than this Agreement) has been duly authorized, executed and delivered by the Participating Entity that is a party thereto and constitutes the valid and legally binding obligation of such Participating Entity, enforceable against such Participating Entity in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles;

                 (viii)no approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation by any Affiliate, the Seller or the Trust (except that, with respect to the Trust, such opinion may be limited to any court or governmental agency or body of the State of Minnesota) of the transactions contemplated in the Basic Documents, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Securities by the Underwriters and such filings or other approvals as have been made or obtained; and

                 (ix) immediately prior to the transfer of Contracts by each Affiliate pursuant to the applicable Purchase Agreement and by the Seller pursuant to the Sale and Servicing Agreement, such Affiliate or the Seller, as applicable, was the sole owner of all right, title and interest in the Contracts (subject to the Obligors' rights thereunder as debtor) and the other property to be transferred by it.

           Such counsel shall also state that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, as of its effective date, or the Prospectus (other than the financial statements and related financial and statistical information therein, as to which such counsel need not express an opinion), as of its date, contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           To the extent such opinion involves the application of laws of any jurisdiction other than the State of Minnesota, the federal law of the United States and Delaware General Corporation Law, to the extent deemed proper and stated in such opinion such counsel(s) may assume that the laws of such other jurisdictions do not differ materially from the laws of the State of Minnesota, and (B) may rely as to matters of fact on certificates of responsible officers of the Trust, any Participating Entity and public officials. References to the Prospectus in this paragraph (e) include any supplements thereto.

           (f) You shall have received an opinion of Mayer, Brown & Platt, special counsel to the Participating Entities, addressed to you, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                 (i) each Participating Entity is validly existing and in good standing under the laws of its respective jurisdiction of organization;

                 (ii) the Underwriting Agreement has been duly authorized, executed and delivered by Norwest and the Seller;

                 (iii)each Basic Document (other than the Underwriting Agreement) has been duly authorized, executed and delivered by the Participating Entity that is a party thereto and constitutes the valid and legally binding obligation of such Participating Entity, enforceable against such Participating Entity in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles;

                 (iv) no approval, authorization, consent or order of any court or governmental agency or body which has not already been obtained or given is required in connection with the valid and proper assignment of the Contracts by the Affiliates to the Seller or by the Seller to the Trust, or in connection with the valid and proper issuance and sale of the Notes and the Certificates pursuant to the Basic Documents, except for (i) the filing of Uniform Commercial Code financing statements, and (ii) the filing with the Securities and Exchange Commission of a Form 8-K containing as exhibits the execution copies of the material Basic Documents;

                 (v) the Certificates have been duly and validly authorized and, assuming their due execution, authentication and issuance by the Owner Trustee, will be duly and validly issued and outstanding and will be entitled to the benefits of the Trust Agreement;

                 (vi) the Basic Documents each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus;

                 (vii)the Class A-1 Notes will be "eligible securities" within the meaning of paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended;

                 (viii)the Trust Agreement is not required to be qualified and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and neither the Seller nor the Trust created by the Trust Agreement is required to be registered under the Investment Company Act of 1940, as amended;

                 (ix) the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                 (x) such counsel confirms the Federal income tax characterization of the Certificates, the Notes and the Trust and the Federal income tax treatment of the issuance of such Certificates and Notes set forth under the caption "Federal Income Tax Consequences" in the Prospectus and Prospectus Supplement and that the statements in the Registration Statement and Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

                 (xi) pursuant to the terms of the Purchase Agreements and the Sale and Servicing Agreement, the applicable Affiliates have acquired, and have transferred to the Seller, and the Seller has acquired, and has transferred to the Trust, and the Trust has acquired, a first priority perfected security interest in the Minnesota Financed Vehicles, and no filing or other action (other than certain financing statements required to be filed pursuant to a separate opinion of Mayer, Brown & Platt with respect to the perfection of the interests in the related chattel paper) is necessary to perfect the transfer and assignment of applicable Affiliate's security interest in the Minnesota Financed Vehicles to Seller and to perfect the security interest of the Trust in the Minnesota Financed Vehicles;

                 (xii)the Contracts constitute "chattel paper" or "accounts," as those terms are defined in the UCC in effect in the jurisdiction in which the chief executive office of the transferring Affiliate is located;

                 (xiii) each Purchase Agreement constitutes either (i) a valid sale, transfer and assignment of the Contracts from the applicable Affiliate to the Seller, which upon filing of the specified financing statements in the applicable filing offices, subject to the qualifications expressed in such opinion, will be enforceable against creditors of, and purchasers from, such Affiliate or (ii) the creation of a security interest in favor of the Seller, which upon filing of the specified financing statements in the applicable filing offices, subject to the qualifications expressed in such opinion, will be a valid perfected security interest in the Contracts;

                 (xiv)the Sale and Servicing Agreement constitutes either
           (i) a valid sale, transfer and assignment of the Contracts from the Seller to the Trust, which upon filing of the specified financing statements in the applicable filing offices, subject to the qualifications expressed in such opinion, will be enforceable against creditors of, and purchasers from, the Seller or (ii) the creation of a security interest in favor of the Trust, which upon filing of the specified financing statements in the applicable filing offices, subject to the qualifications expressed in such opinion, will be a valid perfected security interest in the Contracts;

                 (xv) the Indenture constitutes the creation of a security interest in favor of the Indenture Trustee, which upon filing of the specified financing statements in the applicable filing offices, subject to the qualifications expressed in such opinion, will be a valid perfected security interest in the Contracts;

                 (xvi)to the extent that any Purchase Agreement does not constitute a valid sale, transfer and assignment of the Contracts from the applicable Affiliate to the Seller, the Affiliate Security Agreement constitutes the creation of a security interest in favor of the Trust, which upon filing of the specified financing statements in the applicable filing offices, subject to the qualifications expressed in such opinion, will be a valid perfected security interest in the Contracts;

                 (xvii)when the specified financing statements have been filed in the applicable filing offices, all filings necessary under applicable law to perfect (i) the security interest or ownership interest transferred by each Affiliate in its Contracts to the Seller pursuant to the Purchase Agreement to which such Affiliate is a party, (ii) the security interest or ownership interest transferred by the Seller in the Contracts to the Trust pursuant to the Sale and Servicing Agreement, and
           (iii) the security interest transferred by the Trust in the Contracts to the Indenture Trustee pursuant to the Indenture, respectively, will have been made and, provided that such Affiliate, the Seller and the Trust do not relocate their respective principal places of business, no other filings (other than the filing of continuation statements) will need to be made to maintain the perfection of such interest, and, based solely on such counsel's review of the applicable lien search reports, the interest of the Seller, the Trust and the Indenture Trustee, respectively, will constitute a perfected security or ownership interest prior to any other security interest not created under the Basic Documents that may be perfected solely by the filing of a financing statement under the Uniform Commercial Code as in effect in the jurisdiction in which each such Affiliate, the Seller and the Trust, respectively, is located;

                 (xviii)when the specified financing statements have been filed in the applicable filing offices, all filings necessary under applicable law to perfect the security interest granted by each Affiliate in its Contracts to the Trust pursuant to the Affiliate Security Agreement will have been made and, provided that such Affiliate does not relocate its principal place of business no other filings (other than the filing of continuation statements) need be made to maintain the perfection of such interest, and, based solely on such counsel's review of the applicable lien search reports, the interest of the Trust will constitute a perfected security interest prior to any other security interest not created under the Basic Documents that may be perfected solely by the filing of a financing statement under the Uniform Commercial Code as in effect in the jurisdiction in which each such Affiliate is located;

                 (xix)when the Securities Intermediary acquires an Eligible Investment using funds in the Reserve Account in accordance with the Sale and Servicing Agreement and accepts such Eligible Investment for credit to the Reserve Account, the Indenture Trustee will have a perfected security interest in the resulting "security entitlement," as such term is used in Section 8-102(a)(17) of the UCC, and in the proceeds thereof and, by virtue of the Indenture Trustee's control over the Reserve Account, the Indenture Trustee's security interest will be prior to any other security interest in such security entitlement under the UCC; and

                 (xx) in the event that the Federal Deposit Insurance Corporation were to be appointed as conservator or receiver for any Affiliate pursuant to Section 11(c) of the Federal Deposit Insurance Act, and a court were to determine that the transfer to the Seller by such Affiliate pursuant to the Purchase Agreement of such Affiliate's right, title, and interest in and to its Contracts was not an absolute sale of those Contracts by such Affiliate to the Seller, if the matter were properly briefed and presented, a court would hold that the security interest granted by such Affiliate under the Affiliate Security Agreement would be enforceable against such Affiliate notwithstanding the appointment of the Federal Deposit Insurance Corporation as receiver or conservator for such Affiliate.

           Such counsel shall also state that nothing came to its attention that would lead such counsel to believe that the Registration Statement, at the effective date thereof, or the Prospectus, at date thereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion).

           (g) You shall have received from Mayer, Brown & Platt, in its capacity as special counsel for the Participating Entities, a favorable opinion dated the Closing Date, with respect to the nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Seller on the one hand, and those of Norwest, on the other, in the event Norwest were to become the subject of a case under the Bankruptcy Code.

           (h) You shall have received from Mayer, Brown & Platt, in its capacity as counsel for the Representative, a favorable opinion dated the Closing Date, with respect to the issuance and sale of the Securities, the Sale and Servicing Agreement, the Registration Statement, the Prospectus and such other related matters as the Representative and the Underwriters may reasonably require; and the Seller shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

      In giving their opinions, Mayer, Brown & Platt may rely (A) as to matters of Minnesota law upon the opinions of counsel delivered pursuant to subsection (e) above, (B) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Illinois, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon such standard compilations of applicable law in such jurisdictions or the opinion of other counsel of good standing believed to be reliable, and (C) as to matters of fact, to the extent deemed proper and as stated therein on certificates of responsible officers of the Trust or any Participating Entity and public officials.

           (i) You shall have received an opinion or opinions of Faegre & Benson, Minnesota counsel for the Servicer, addressed to you, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that (i) the Trust will not be subject to Minnesota income or franchise taxes, except that if the Trust is treated as a partnership, it may be subject to the minimum fee imposed by Minnesota Statutes Section 290.0922, which fee currently is limited to $5,000 per year, (ii) the Notes will be characterized as debt for Minnesota income and franchise tax purposes, and (iii) holders of Notes or Certificates who are not residents of or otherwise subject to tax in Minnesota will not be subject to Minnesota income or franchise taxes with respect to income derived from the Notes or Certificates.

           (j) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the Secretaries of State of Minnesota and any other filing locations required by any opinion of counsel reflecting the interest of each of the Seller, the Trust and the Indenture Trustee in the Contracts and the proceeds thereof.

           (k) The Representative and the Seller shall have received from counsel for the Indenture Trustee a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Representative and the Seller and their counsel to the effect that:

                 (i) the Indenture Trustee is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party;

                 (ii) the Basic Documents to which it is a party have been duly authorized, executed and delivered by the Indenture Trustee to which it is a party;

                 (iii)the Basic Documents to which it is a party constitute the valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms, except insofar as the validity, binding nature and enforceability of the Indenture Trustee's obligations thereunder may be limited by the effect of (i) insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws, (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief and (iii) the effect of general principles of equity embodied in New York statutes and common law; provided, however, that such counsel need express no opinion as to the enforceability of the provisions of
           Section 11.17 of the Indenture and Section 10.12 of the Sale and Servicing Agreement; and

                 (iv) the Notes have been duly authenticated by the Indenture Trustee.

           (l) The Representative and the Seller shall have received from counsel for the Trust a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Representative and the Seller and their counsel to the effect that:

                 (i) the Trust has been duly formed and is validly existing as a business trust under Delaware Business Trust Act,
           12 Del. C.   3801, et seq., and has the power and authority
           under the Trust Agreement and such Act to execute, deliver and perform its obligations under the Basic Documents;

                 (ii) the Basic Documents have been duly authorized, executed and delivered by the Trust and the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement;

                 (iii)the Trust Agreement is a legal, valid and binding obligation of the Seller and Wilmington Trust, enforceable against the Seller and Wilmington Trust, in accordance with its terms;

                 (iv) neither the execution, delivery and performance by the Trust of the Basic Documents, nor the consummation by the Trust of any of the transactions by the Trust contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State of Delaware (which Certificate of Trust had been duly filed); and

                 (v) neither the execution, delivery and performance by the Trust of the Basic Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

           (m) The Representative and the Seller shall have received from counsel for the Owner Trustee a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Representative and the Seller and their counsel to the effect that:

                 (i) Wilmington Trust is duly incorporated and is validly existing as a banking corporation under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement and the Administration Agreement;

                 (ii) each of the Trust Agreement and the Administration Agreement has been duly authorized, executed and delivered by Wilmington Trust;

                 (iii)neither the execution, delivery and performance by Wilmington Trust of the Trust Agreement and the Administration Agreement, nor the consummation of any of the transactions by Wilmington Trust contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust;

                 (iv) neither the execution, delivery and performance by Wilmington Trust of the Trust Agreement and the Administration Agreement, nor the consummation of any of the transactions by Wilmington Trust contemplated thereby, is in violation of the charter or bylaws of Wilmington Trust or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of Wilmington Trust or, to the knowledge of such counsel of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to the knowledge of such counsel, of any judgment or order applicable to Wilmington Trust; and

                 (v) to the knowledge of such counsel, there are no proceedings pending or threatened against Wilmington Trust in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of Wilmington Trust to enter into or perform its obligations under the Trust Agreement and the Administration Agreement.

           (n) On or before the Closing Date, you shall have received evidence satisfactory to you that the Class A-1 Notes and Class A-2 Notes shall have been rated the highest possible rating by the Rating Agencies and the Certificates shall have been rated at least "A" by the Rating Agencies, and neither of the Rating Agencies shall have placed the Notes or Certificates under review with possible negative implications.

           (o) On the Closing Date, you and your counsel shall have received any opinion letters delivered by the Seller's counsel to the Rating Agencies with respect to the rating of the Notes and the Certificates and such counsel shall deliver a letter to you and your counsel stating that you and your counsel may conclusively rely on any such opinion letters.

           (p) Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of the Basic Documents shall have been paid by Seller at or prior to the Closing Date.

           (q) The Seller shall have made or caused to be made a deposit in the Reserve Account in the amount of the Reserve Account Initial Deposit.

           (r) The Underwriters and counsel for the Underwriters shall have received such information, certificates and documents as the Underwriters or counsel for the Underwriters may reasonably request.

           The Seller will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

      Section 6. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to your obligations set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Seller to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriters, the Seller will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

      Section 7.  Indemnification.

           (a) Each of Norwest and the Seller jointly and severally agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement or any preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither Norwest nor the Seller will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information; provided further, however, that neither the Seller nor Norwest will be liable to any Underwriter or any person controlling such Underwriter with respect to any untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Seller with this Agreement.

           (b) Each Underwriter agrees to indemnify and hold harmless Norwest, Seller and each person who controls Norwest or Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information in the Registration Statement or the Prospectus or in any amendment or supplement or any preliminary prospectus or arise out of or are based upon the omission or alleged omission to state in such Underwriter Information a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

           (c)   Promptly after receipt by an indemnified party under this
      Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party similarly notified, to retain counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

           (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
      (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Participating Entities on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Participating Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Participating Entities on the one hand and the Underwriters on the other, shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and each of Norwest and the Seller is jointly and severally responsible for the balance; provided, however, that the liability of the Underwriters shall not exceed in the aggregate the amount of such discount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the Participating Entities on the one hand and Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Participating Entities or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls Norwest or the Seller within the meaning of either the Act or the Exchange Act, each officer of the Seller who shall have signed the Registration Statement and each director of the Seller shall have the same rights to contribution as Norwest and the Seller. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against any other party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

           (e) Norwest, the Seller and Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.

           (f) The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the indemnifying party may otherwise have to the indemnified party referred to above.

      Section 8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Trust or the Seller. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller and any nondefaulting Underwriter for damages occasioned by its default hereunder.

      Section 9. Termination. You may terminate this Agreement immediately upon notice to the Seller, at any time prior to the Closing Date relating thereto (i) if any change in or affecting particularly the business or properties of any Participating Entity which, in your reasonable judgment materially impairs the investment quality of the Securities; (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of Norwest has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal, Minnesota or New York State authorities.

      Section 10. Representations and Indemnities To Survive. The respective agreements, representations, warranties, indemnities and other statements of the Trust, Norwest, the Seller or the officers of each of them and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Trust, Norwest, the Seller or any of the officers, directors or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

      Section 11. Representations of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all of the Underwriters.

      Section 12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o the Representative at 3 World Financial Center, New York, New York 10285-1200,
Attention: Asset-Backed Securities Department; if sent to Norwest or the Seller, will be mailed, delivered or telegraphed and confirmed to them at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, attention of General Counsel.

      Section 13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

      Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

      Section 15. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      If you are in agreement with the foregoing, please sign three counterparts hereof and return one to the Seller and one to Norwest whereupon this letter and your acceptance shall become a binding agreement among the Seller, Norwest and the several Underwriters.


                                  Very truly yours,

                                  NORWEST AUTO RECEIVABLES CORPORATION


                                  By:  /s/ William H. Queenan
                                  Name:  William H. Queenan
                                  Title: President


The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

LEHMAN BROTHERS INC., as
  Representative of the Underwriters


By:  /s/ William Lighten
Name:  William Lighten
Title: Managing Director


                                   The undersigned agrees to, and has become a party to this Agreement solely with respect to, the provisions of Sections 1(d), 1(g), 1(h), 1(j), 7 and
                                   10 hereunder.


                                   NORWEST CORPORATION


                                   By:  /s/ John T. Thornton
                                   Name:  John T. Thornton
                                   Title: Executive Vice President
                                          and Chief Financial Officer


                                                              Schedule I


                                 Initial          Initial           Initial          Initial         Initial
                           Principal Amount Principal Amount  Principal Amount Principal Amount    Certificate
                             of Class A-1     of Class A-2      of Class A-3     of Class A-4        Balance
                             Asset-Backed     Asset-Backed      Asset-Backed     Asset-Backed    of Asset-Backed
                                Notes             Notes            Notes            Notes         Certificates
                           ---------------  ----------------  ---------------  ----------------  ----------------

Lehman Brothers. . . .       $ 87,500,000     $ 85,000,000     $ 55,000,000      $ 30,035,000     $ 17,130,000

Norwest Investment
  Services . . . . . .         87,500,000       85,000,000       55,000,000        30,035,000       17,129,000

Morgan Stanley & Co.
  Incorporated . . . .         87,500,000       85,000,000       55,000,000        30,035,000       17,129,000

UBS Securities LLC . .         87,500,000       85,000,000       55,000,000        30,035,000
                             ------------     ------------     ------------      ------------     ------------

Total: . . . . . . . .       $350,000,000     $340,000,000     $220,000,000      $120,140,000     $ 34,259,000
                             ============     ============     ============      ============     ============
